Exhibit 5.1

Sidley Austin LLP One South Dearborn Street Chicago, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BOSTON BRUSSELS CENTURY CITY CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO	SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.
Founded 1866

July 17, 2015

Vermillion, Inc. 12117 Bee Caves Road, Building Three, Suite 100 Austin, Texas 78738

Re:Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3, File No. 333-198734, as amended by Amendment No. 1 thereto (the “Registration Statement”), filed by Vermillion, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement became effective on October 2, 2014.  Pursuant to the Registration Statement, the Company is issuing 9,602,500 shares (the “Shares”) of its Common Stock, $0.001 par value per share.  The Shares are to be sold by the Company pursuant to an underwriting agreement dated July 14, 2015 (the “Underwriting Agreement”) among the Company and the Underwriters named therein.

 This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined (i) the Registration Statement and the exhibits thereto, (ii) the Underwriting Agreement, (iii) the certificate of incorporation of the Company, as amended to the date hereof (the “Charter”), (iv) the bylaws of the Company, as amended to the date hereof (the “ByLaws”) and (v) the resolutions (the “Resolutions”) adopted by the board of directors of the Company (the “Board”) and the pricing committee thereof established by the Board relating to the Registration Statement and the issuance of the Shares by the Company.  We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter.  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.  As to facts  relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of,

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Vermillion, Inc.

July 17, 2015

certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that the issuance and sale of 9,602,500 of the Shares covered by the Registration Statement pursuant to the Underwriting Agreement have been duly authorized by the Company, and such Shares will be validly issued, fully paid and non-assessable when the Company’s books shall reflect the issuance of such Shares to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof, in accordance with the Underwriting Agreement.

This opinion letter is limited to the General Corporation Law of the State of Delaware.  We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP